Exhibit 99.1

NEWS RELEASE

For further information, contact:	Paul A. Bragg – Chairman and Chief Executive Officer
(281) 404-4700

VANTAGE DRILLING COMPANY ANNOUNCES PROPOSED

PUBLIC OFFERING OF ORDINARY SHARES

HOUSTON, TX – August 18, 2009 - Vantage Drilling Company (“Vantage”) (NYSE Amex: VTG.U) (NYSE Amex: VTG) (NYSE Amex: VTG.WS) announced today that it intends to offer, subject to market and other conditions, 46,500,000 of its ordinary shares. In connection with this offering, Vantage will grant the underwriters an option to purchase 6,975,000 additional ordinary shares to cover any over-allotments. Vantage intends to use proceeds from this offering, as well as the proceeds from the financing for its Aquamarine Driller, to finance the final construction payment for the Aquamarine Driller, and to use the remainder for general corporate purposes and working capital.

Johnson Rice & Company L.L.C. will act as sole book-running manager for the offering. The offering will be made under Vantage’s effective shelf registration statement previously filed with the Securities and Exchange Commission (the “SEC”). Prospective investors should read the preliminary prospectus supplement and the shelf registration statement for more complete information about Vantage and the offering. Copies of the preliminary prospectus supplement and the accompanying prospectus and, when available, copies of the final prospectus supplement will be available on the SEC’s website, www.sec.gov, and by contacting Johnson Rice & Company L.L.C., at 639 Loyola Avenue, Suite 2775, New Orleans, Louisiana 70113, or by phone at (504) 525-3767.

This news release does not constitute an offer to sell or solicitation of an offer to buy any security, nor will there be any sale of such security in any jurisdiction in which such offer, sale or solicitation would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The offering may be made only by means of a prospectus supplement and related base prospectus.

About the Company

Vantage’s primary business is to contract drilling units, related equipment and work crews primarily on a dayrate basis to drill oil and natural gas wells. Vantage also provides construction supervision services for, and will operate and manage, drilling units owned by others. Through its fleet of nine owned and managed drilling units, Vantage is a provider of offshore contract drilling services globally to major, national and large independent oil and natural gas companies.

Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are subject to certain risks, trends and uncertainties that could cause actual results to differ materially from those projected. Among those risks, trends and uncertainties are its limited operating history; reduced expenditures by oil and natural gas exploration and production companies; the adequacy and availability of additional financing; general economic conditions, including the current recession and capital market crisis; competition within its industry; termination of its customer contracts; effects of new rigs and new technology on the market; restrictions on offshore drilling; identifying and completing acquisition opportunities; contract awarding and commencement; construction completion, delivery and commencement of operations dates; dependence on key personnel; utilization rates and dayrates; operating hazards in the oilfield service industry; adequacy of insurance coverage in the event of a catastrophic event; governmental, tax and environmental regulation; operations in international markets; potential conflicts of interest with F3 Capital; and the inability to achieve its plans or carry out its strategy. In particular, careful consideration should be given to cautionary statements made in the various reports that Vantage has filed with the SEC. Vantage undertakes no duty to update or revise these forward-looking statements.